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                                                                     EXHIBIT 4.1


                                 ICT GROUP, INC.
                          1996 EQUITY COMPENSATION PLAN
                          -----------------------------

                          As Amended as of May 24, 2000
                          -----------------------------


         The purpose of the ICT Group, Inc. 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated officers (including officers who are also directors) and other employees of ICT Group, Inc. (the "Company") and its subsidiaries, and (ii) independent contractors and consultants who perform valuable services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or other awards that are valued in whole or part by reference to, or are otherwise based on, the common stock of the Company (hereinafter collectively referred to as "Grants"). The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders and will align the economic interests of the participants with those of the shareholders.

1.       Administration

         The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board of Directors of the Company (the "Board"), all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.

         The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.



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2.       Grants

         All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.       Shares Subject to the Plan

         (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued under the Plan is 1,620,000 shares. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 570,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. For purposes of this
Section 3(b), "shares of Company Stock" and "shares" include referenced shares with respect to stock appreciation rights or other stock-based awards. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.


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4.       Eligibility for Participation

         All employees of the Company and its subsidiaries (within the meaning of section 424(f) of the Code) ("Employees") including Employees who are officers or members of the Board shall be eligible to participate in the Plan. Any independent contractors or consultants who perform valuable services (other than consulting services in connection with a capital transaction) for the Company or any of its subsidiaries ("Consultants") shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options. The Committee shall select the Employees and Consultants to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. (Employees and Consultants who receive Grants under this Plan shall hereinafter be referred to as "Grantees".)

         Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

5.       Granting of Options

         (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options to any Employee or Consultant.

         (b) Type of Option and Purchase Price. The Committee may grant options intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.

         The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted.


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         If the Company Stock is traded in a public market, then the Fair Market
Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "ask" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

         (c) Option Term. The Committee shall determine the term of each Stock Option. The term of any Stock Option shall not exceed ten years from the date of grant.

         (d) Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Option, at any time for any reason.

         (e) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with accompanying payment of the purchase price in accordance with Subsection (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee and the aforementioned delivery instructions to any Designated Broker.

         (f) Termination of Employment, Disability or Death.

                  (i) In the event that a Grantee ceases to be an Employee or Consultant, as the case may be, of the Company for any reason other than a "disability," death, or "termination for cause," any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be an Employee or Consultant of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee or Consultant of the Company shall terminate as of such date.

                  (ii) In the event the Grantee ceases to be an Employee or Consultant of the Company on account of a "termination for cause" by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be an Employee or Consultant of the Company.


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                  (iii) In the event the Grantee ceases to be an Employee or
Consultant of the Company because the Grantee is "disabled", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an Employee or Consultant of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee or Consultant shall terminate as of such date.

                  (iv) In the event of the death of the Grantee while the Grantee is an Employee or Consultant of the Company or within not more than 90 days of the date on which the Grantee ceases to be an Employee or Consultant of the Company on account of a termination of employment specified in Section 5(f)(i) of the Plan (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an Employee or Consultant of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee or Consultant shall terminate as of such date.

                  (v) For purposes of this Section 5(f), the term "Company" shall include the Company's subsidiaries (within the meaning of section 424(f) of the Code) and the following terms shall be defined as follows: (A) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code and (B) "termination for cause" shall mean, except to the extent otherwise provided in a Grantee's Grant Letter, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company. In such event, in addition to the immediate termination of the Stock Option, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the purchase price.

         (g) Satisfaction of Purchase Price. The Grantee shall pay the purchase price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the purchase price or (iii) through any combination of (i) and (ii). The Grantee shall pay the purchase price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued upon exercise of a Stock Option until the purchase price is fully paid and any required withholding is made.

                                      -5-
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         (h) Rule 16b-3 Restrictions. Unless a Grantee who is an "insider," as defined under Section 16 of the Exchange Act, could otherwise transfer Company Stock issued pursuant to a Stock Option without incurring liability under
Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option by such a Grantee to the date of disposition of the Company Stock issued upon exercise of such option.

         (i) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any "subsidiary" (within the meaning of section 424(f) of the Code). An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company (within the meaning of section 424(f) of the Code), unless the purchase price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

6.       Restricted Stock Grants

         The Committee may issue or transfer shares of Company Stock to any Employee or Consultant under a Grant (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

         (a) General Requirements. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate (including such performance goals as the Committee may establish). The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

         (b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

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         (c) Termination of Employment or Services. If the Grantee's employment or service with the Company and its subsidiaries terminates during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and any such shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 9. The Committee, at its sole discretion, may determine that the Company not issue certificates for any shares subject to a Restricted Stock Grant or that the Company retain possession of certificates for any shares issued pursuant to a Restricted Stock Grant, until all restrictions on such shares have lapsed. Each certificate for a share issued under a Restricted Stock Grant shall contain a legend giving appropriate notice of the applicable restrictions in the Grant. The Grantee shall be entitled to receive a stock certificate or certificates, or have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions, as applicable, when all restrictions on such shares have lapsed.

         (e) Right to Vote and to Receive Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote, subject to the terms of Section 17, any shares subject to the Restricted Stock Grant and the right to receive any dividends paid on such shares, subject to such restrictions as the Committee deems appropriate.

         (f) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period.

7.       Stock Appreciation Rights

         (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to any Employee or Consultant, separately or in tandem with any Stock Option (for all or a portion of the applicable Stock Option). With respect to tandem SARs, such SARs may be granted either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share purchase price of the related Stock Option, if any, or if there is not related Stock Option, the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

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         (b) Stock Options Terminate. Upon the exercise of a Stock Option, the
SARs relating to the Company Stock covered by such Stock Option, if any, shall terminate. Upon the exercise of SARs, the related Stock Option, if any, shall terminate to the extent of an equal number of shares of Company Stock.

         (c) Value of SARs. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which (i) the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR exceeds (ii) the base amount of the SAR as described in subsection (a).

         (d) Form of Payment. At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         (e) Certain Restrictions. An SAR is exercisable during the period specified by the Committee in the Grant Letter, provided that a tandem SAR is only exercisable during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company subject to Section 16 of the Exchange Act, in whole or in part, except in accordance with Rule 16b-3 under the Exchange Act.

8.       Stock-Based Awards.

                  The Committee is authorized, subject to limitations under applicable law, to grant to any Employee or Consultant awards of Company Stock or cash awards valued in whole or in part by reference to, or otherwise based on, Company Stock. Such awards may be made subject to such conditions and restrictions, if any, as the Committee may determine in its sole discretion, including the achievement of such corporate or individual performance goals as the Committee may establish.

9.       Transferability of Grants

         Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted by Rule 16b-3 under the Exchange Act and if permitted in any specific case by the Committee in its sole discretion,

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pursuant to a qualified domestic relations order as defined under the Code or
Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

10.      Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the then outstanding securities of the Company;

         (b) The stockholders of the Company approve an agreement providing for
(i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of the surviving corporation or (ii) the sale or other disposition of all or substantially all the assets of the Company, or a liquidation, dissolution or statutory exchange of the Company;

         (c) Any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 40% or more of the voting power of the then outstanding securities of the Company; or

         (d) During any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of the period except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period.

11.      Consequences of a Change of Control

         (a) Upon a Change of Control (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Stock Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock and any stock-based awards made pursuant to Section 8 shall immediately lapse.


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         (b) In addition, upon a Change of Control described in Section 10(b)(i)
where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Stock Options and SARs shall be assumed or replaced with comparable options or rights by the surviving corporation.

         (c) Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take either or both of the following actions: (i) require that Grantees surrender their outstanding Stock Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Stock Options or SARs exceeds the option purchase price of the Stock Options or base amount of the SARs, as the case may be or (ii) terminate any or all outstanding Stock Options or SARs at such time as the Committee deems appropriate. Any such surrender shall take place as of the date of the Change of Control or such other date as the Committee may specify, and, in the case of a Stock Option or SAR held by a Grantee who is subject to Section 16(b) of the Exchange Act, any such surrender or payment shall be made on such date as the Committee shall determine consistent with Rule 16b-3 under the Exchange Act. The Committee shall not have the right to take the actions described in this Subsection (c) if such right would make the applicable Change of Control ineligible for pooling of interest accounting treatment under APB No. 16 or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for this provision, the Change of Control would otherwise qualify for and the Company intends to use such treatment.

12.      Amendment and Termination of the Plan

         (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

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         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

13.      Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

14.      Rights of Participants

         Nothing in this Plan shall entitle any Employee, Consultant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by, or in the employ or service of the Company or any other employment rights.

15.      No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16.      Withholding of Taxes

         (a) Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option, SAR, Restricted Stock Grant or other award by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee. If the Grantee is a director or officer (within the meaning of Rule 16a-1(f) promulgated under the Exchange Act), if required under Rule 16b-3, such election must be irrevocable and must be made six months prior to the date on which the Stock Option is exercised or all the restrictions lapse with respect to such shares.

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         (b) The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

17.      Voting Trust; Conditions and Requirements for Issuance of Shares

         Unless the Committee determines otherwise, all Grants hereunder shall be contingent upon the Grantee entering a voting trust agreement with respect to shares issued pursuant to such Grant, if any, in the form and manner prescribed by the Committee, and no shares of Company Stock shall be issued in connection with any Grant hereunder unless the Grantee participates in such voting trust.

         No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

18       Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

19       Effective Date of the Plan.

         Subject to the approval of the Company's shareholders, this Plan shall be effective as of the date the Company's common stock is initially registered with the Securities Exchange Commission pursuant to Section 12(g) of the Exchange Act.

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


20       Miscellaneous

         (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) Ownership of Stock. Except as otherwise provided by the Committee, a Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued to the Grantee or Successor Grantee on the stock transfer records of the Company.

         (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.









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